Exhibit 10.2

STOCK REDEMPTION AGREEMENT

This Stock Redemption Agreement (this “Agreement”) is made and entered into effective this 16th day of September, 2010, by and between International Development and Environmental Holdings, Inc., a Nevada corporation (the “Company”), and JTMW Partners, a Florida partnership (the “Shareholder”), Bernard J. Tanenbaum III (“Tanenbaum”) and Michael T. Williams (“Williams”)

WITNESSETH:

WHEREAS, the Shareholder currently owns 31,710,000 shares of the Company’s Common Stock of the Company (the “Shares”);

WHEREAS, Tanenbaum and Williams (collective the “Officers”) are the sole partners of the Shareholder;

WHEREAS, the Officers also currently serve as  the only officers and directors of the Company;

WHEREAS, the Officers desire to terminate their positions as directors and officers of the Company and have the Company redeem the Shares from the Shareholder; and

WHEREAS, the Company desires to accept the Officers’ resignations as directors and officers of the Company and to redeem 30,710,00 of the Shares on the terms and conditions set forth herein (the “Redeemed Shares”).

NOW, THEREFORE, for and in consideration of the foregoing premises, mutual agreements and covenants herein set forth, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.  Redemption.  Subject to the terms and conditions contained herein, effective as of the date hereof, the Shareholder hereby surrender the Redeemed Shares to the Company for redemption, and agrees to deliver any and all certificates (or a declaration regarding lost share certificate) representing such Redeemed Shares accompanied by stock powers duly executed in blank (the “Certificates”) to the Company within forty-eight (48) hours of the date hereof.

2.   Payment.  Upon the satisfaction of the conditions set forth in Section 6 hereof, the Company shall pay, as the purchase price for the redemption of the Redeemed Shares and the delivery of the Release (as hereinafter defined), an amount equal to the sum of  $60,000,  which amount shall be paid by wire transfer or check, and the Deferred Payment which  shall be paid on the date hereof in the form of a 45-day secured promissory note in the form attached hereto as Schedule “A.” The maximum amount of the Deferred Payment shall be $450,000.

3.  Representations and Warranties of the Shareholder.  The Shareholder and the Officers hereby represent and warrant to the Company that (a) the Shareholder and the Officers have full legal right, power and capacity to execute and deliver this Agreement and the Release Letter and to perform their respective obligations hereunder and thereunder, (b) the Shareholder now owns the Shares free and clear of all liens, encumbrances, and claims of others, and that the Shareholder has the right to transfer and deliver the Shares to the Company for redemption in accordance with the terms of this Agreement, (c) the Shareholder and the Officers have such knowledge of the business and financial affairs of the Company and possesses a sufficient degree of sophistication, knowledge and experience in financial and business matters such that they are capable of evaluating the sale of the Shares and the economic risks of having the same redeemed by the Company, (d) the Shareholder and the Officers acknowledge that they have had full opportunity to ask questions and receive answers concerning the terms and conditions of this redemption; and (e) the Shareholder and the Officers have no other interest in the Company other than the Shares, except as has been disclosed to the Company.

4.  Further Assurances.   The Company, the Shareholder, and the Officers shall execute and deliver such additional instruments and documents as may reasonably be requested by the Company,  the Shareholder, or either of the Partners in order to carry out the purposes and intent of this Agreement and to fulfill the respective obligations of the Company,  the Shareholder, and the Officers under this Agreement.

5.  Resignation and Release.  As a condition precedent to the obligations of the Company to redeem the Shares and pay the purchase price for such Shares, (a) the Officers shall resign from their positions as officers and directors of the Company and deliver such resignations in writing to the Corporation, and (b) the Shareholder and the Officers shall deliver a written release to the Company in the form attached hereto as Schedule B (the “Release Letter”).

6.   Entire Agreement.  This Agreement (along with the documents referred to in this Agreement) contains the entire understanding and agreement of the parties with respect to the transaction covered hereby and supersedes all other understandings and agreements between the parties, oral or written, relating to the subject matter of this Agreement.  No modification, alteration, or amendment of this Agreement and no wavier of any provision of this Agreement shall be valid or effective unless in writing executed by the Company,  the Shareholder, and the Officers.

7.  Binding Agreement.  This Agreement shall be binding upon, inure to the benefit of, and apply to the respective heirs, personal representatives, successors, and the assigns of the parties hereto.

8.  Construction.  This Agreement shall be construed and enforced in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles.  The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the signatory parties.

9.  Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

International Development and
Environmental Holdings, Inc.

By:
Title:

JTMW Partners

By:
Bernard J. Tanenbaum, Partner

By:
Michael T. Williams, Partner

Bernard J. Tanenbaum, as an individual

Michael T. Williams, as an individual